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EXHIBIT 10.31

                        LEASE ASSIGNMENT, ASSUMPTION AND
                             MODIFICATION AGREEMENT

           This Lease Assignment, Assumption and Modification Agreement (this "Agreement") is made and entered into as of the 13th day of January, 1998 by and among 1800 INVESTORS, L.P., a District of Columbia limited partnership ("Landlord"), THOMAS COOK CURRENCY SERVICES, INC., a Delaware corporation ("Thomas Cook") and FRANKLIN NATIONAL BANK, a National Bank ("Tenant").

                                   BACKGROUND

           A. Landlord's predecessor-in-interest, The Prudential Insurance Company of America and Thomas Cook entered into a certain Lease dated May 29, 1992, as amended on December 15, 1992 (as so amended, the "Lease"), with respect to certain premises consisting of approximately 1,821 rentable square feet on the 9th floor of the building known as 1800 K Street, N.W., in the District of Columbia, all as more particularly described in the Lease.

           B. Thomas Cook and Tenant entered into a certain Agreement of Sublease dated as of March 29, 1996 (the "Sublease").

           C. Thomas Cook desires to assign and Tenant desires to assume all obligations of Thomas Cook as tenant under the Lease, subject to the agreements set forth herein. Thomas Cook and Tenant also desire to terminate the Sublease.

           D. Landlord desires to consent to the assignment and assumption of the Lease, and to enter into certain modifications of this Lease with Tenant after giving effect to such assignment and assumption.

           E. All capitalized terms used herein and not otherwise defined shall have the same meanings given them in the Lease.

           NOW, THEREFORE, intending to be legally bound, and in consideration of the sum of one dollar ($1.00) and for other good and valuable consideration, the parties hereto agree as follows:

           1. Effective Date. As used herein, the "Effective Date" shall mean January 13, 1998.

           2. Assignment and Assumption of Lease. Thomas Cook hereby assigns, transfers and conveys to Tenant, as of the Effective Date, all of Thomas Cook's rights and obligations as tenant under the Lease, arising from and after the Effective Date and Tenant hereby assumes, as of the Effective Date, all of Thomas Cook's rights and obligations of tenant under Lease, arising from and after the Effective Date.

           3. Release. Landlord and Thomas Cook hereby release each other from all liability, claims or causes of action under the Lease.

           4. Termination of Sublease. As of the Effective Date, the Sublease is hereby terminated and of no further force or effect, and Thomas Cook and Tenant hereby release each other from all liability, claims or causes under the Sublease.

           5. Adjustment for Operating Expenses. The parties agree Tenant shall be obligated to Landlord in the event that Thomas Cook's share of Operating Expenses pursuant to Section 5.4 of the Lease exceeds the payments actually made by Thomas Cook under the Lease in respect of the period prior to the Effective Date. Accordingly, Landlord shall also remain liable to Tenant in the event it is determined in accordance with Section 5.4 that the payments actually made by Thomas Cook under the Lease in respect of the period prior to the Effective Date exceed Thomas Cook's Share of such Operating Expenses.


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           6.  Modification of Lease Terms. As of the Effective Date, the Lease
is hereby amended as follows:

               5.1 Premises. The Premises is hereinafter defined as approximately 1,956 rentable square feet on the ninth (9th) floor of the Building.

               5.2 Lease Term. The Lease Term is hereby extended through January 14, 1999.

               5.3 Base Rent. The Base Rent is $52,812 per year, payable in equal monthly installments of $4,401 each.

               5.4 Operating Expenses. The Base Rent payable hereunder is for a "full service" lease. All references to Base Operating Expenses, Base Real Estate Taxes, and Tenant's Percentage are hereby deleted.

               5.5  Landlord's Services.

                    a. The Building hours of operation when normal heating, ventilating and air conditioning shall be provided are Monday through Friday from 8:00 a.m. to 7:00 p.m. and on Saturdays from 8:00 a.m. to 3:00 p.m., exclusive of all federal legal holidays.

                    b. Landlord will provide Building Standard janitorial and cleaning services during the term of the Lease during weekdays, after Building hours of operation, exclusive of all federal legal holidays. Said services shall be comparable to those delivered in other first-class buildings in Washington, D.C.

                    c.  The Building and garage will be accessible twenty-four
(24) hours a day by means of an electric perimeter access control system. At lease one elevator will be in service at all times after normal building operating hours.

               4.6 As-Is. Tenant agrees to accept the Premises in its "as-is" condition, it being expressly understood that Tenant presently occupies the Premises under the Sublease and Landlord has no obligation to perform any work in connection with the Premises.

               4.7 Brokers. Landlord and Tenant each represent to the other that they have dealt with no brokers in connection with this transaction with the exception of Carey Winston and Insignia/Barnes Morris, whose commissions shall be paid by Landlord pursuant to separate agreements. Landlord and Tenant each agree to indemnify and hold harmless the other against any claims or damages arising out of a breach of the foregoing representation.

               4.8 Insurance Certificates/Indemnification. Tenant agrees to deliver to Landlord, on or before the Effective Date, evidence of the insurance required to be maintained by Tenant under the Lease.

                    a. Release. Tenant hereby agrees that Landlord shall not be liable for any loss or damage to any property (including the property of Tenant, its officers, directors, employees, agents, customers, concessionaires, vendor, contractors or invitees) or the death or injury of any persons (including Tenant, its officers, directors, employees, agents, customers, concessionaires, vendors, contractors or invitees) occasioned by theft, fire, acts of God, public enemy, injunction, riot, strike, insurrection, war, or any other action of any governmental body or authority, by other tenants of the Building or any other matter beyond the control of Landlord, or for any injury or damage or inconvenience which may arise through repair or alteration of any part of the Premises or the Building, or failure to make repairs, or for any cause whatsoever except the negligence or willful misconduct of Landlord.

                    b. Indemnity. Tenant hereby requests and will defend, indemnify and hold harmless Landlord, its respective officers, directors, employees, agents, concessionaires, vendors and contractors (the "Indemnified Parties") from and against any and all liability, claims, penalties, fines, causes of action, suits, liens, losses, loss of use, damages, costs and expenses of any kind (including legal fees and litigation costs) which may be suffered by, accrued against, charged to or recoverable from the Indemnified Parties by reason of 1) any occurrence in, upon, or at the Premises, however caused, including without limitation,


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occurrences caused, in whole or in part, buy the negligence or misconduct of
Tenant, its officers, directors, employees, agents, customers, concessionaires, vendors, contractors or invitees; or 2) any occupancy, use or misuse or the Premises or the service areas, parking areas, pedestrian walks or driveways in or around the Premises, by Tenant, its officers, directors, employees, agents, customers, concessionaires, vendors, contractors or invitees; or 3) any occurrence elsewhere in the Premises or the Building occasioned in whole or in part by the act or omission of Tenant; or 4) any occurrence occasioned by the violation of any law, regulation or ordinance by Tenant or its officers, directors, employees, agents, customers, concessionaires, vendors, contractors or invitees.

               4.9 Other Modifications to Lease. The following sections of the Lease are hereby deleted in their entirety: 4.2, Article V, Article VI, Addendum 24 and 25.

               4.10 Address for Notices. All notices to Landlord shall be addressed to 1800 Investors, L.P., GSB Building, Suite 401, One Belmont Avenue, Bala Cynwyd, PA 19004. All notices to Tenant shall be addressed to Franklin National Bank, 1800 K Street, 1800 K Street, Suite 929, Washington, DC 20006.

               7. Ratification of Lease. Except as modified herein, the Lease remains unchanged and in full force and effect. In the event of any inconsistencies between the terms of the Lease and this Agreement, this Agreement shall control.

           IN WITNESS WHEREOF, Landlord, Tenant and Thomas Cook have caused this Agreement to be executed under seal as of the day and year first above written.

                                                  LANDLORD

                                                  1800 INVESTORS, L.P.

Attest:                                 By:       Bergen of 1800, Inc.

                                        By:
----------------------------------         -------------------------------------

                                                  TENANT

                                                  FRANKLIN NATIONAL BANK

Attest:

                                        By:
----------------------------------         -------------------------------------

                                                  THOMAS COOK CURRENCY SERVICES,
                                                  INC.

Attest:

                                        By:
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